                                                                     EXHIBIT 3.3

   Certificate of Vote of Directors Establishing a Class or Series of Stock
   ------------------------------------------------------------------------



          263,158 shares of Preferred Stock are hereby designated Series A Convertible Preferred (the "Series A Preferred"), 65,790 shares of Preferred Stock are hereby designated Series B Convertible Preferred Stock (the "Series B Preferred") and 65,790 Preferred Stock are hereby designated Series C Convertible Preferred (the "Series C Preferred" and, together with the Series A Preferred and the Series B Preferred, the "Preferred Stock"). The powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock are as follows:

          1.   Dividends.  The holders of Preferred Stock shall be entitled to
               ---------
receive dividends when, as and if declared by the Board of Directors out of funds legally available for the purpose. The Board of Directors may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. The Corporation shall not pay dividends on or make any other distribution on the Common Stock unless simultaneously therewith dividends are paid, or a distribution is made, on the Preferred Stock in an amount such that the holders of Preferred Stock shall be entitled to receive in respect of each share of Preferred Stock an amount equal to the amount of the dividend payable or the distribution made in respect of each share of Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock.

          2.   Liquidation Rights.  Upon any liquidation, dissolution or winding
               ------------------
up of the affairs of the Corporation, no distribution shall be made to the holders of the Common Stock unless, prior to the first such distribution, the holders of the Series A Preferred shall have received an amount equal to $38.00 per share of the Series A Preferred, the holders of the Series B Preferred shall have received an amount equal to $45.00 per share of the Series B Preferred and the holders of the Series C Preferred shall have received an amount equal to $50.00 per share of the Series C Preferred, in each case as appropriately adjusted for any stock dividend, stock split, recapitalization or consolidation plus a sum equal to all declared but unpaid dividends, if any, thereon (the "Liquidation Price").

          If the assets distributable in any such event to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

          After the payment of all preferential amounts required to be paid to the holders of Preferred Stock, upon the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of all shares of capital stock then outstanding ranking on liquidation junior to the Preferred Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          For purposes of this Section 2, the sale of all or substantially all of the Corporation's property and assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of all of the outstanding shares of this Corporation for securities issued or other consideration paid, by the acquiring Corporation or any parent or subsidiary thereof (except for a merger or consolidation after the consummation of which the shareholders of this Corporation own in excess of 50% of the voting securities of the surviving corporation or its parent corporation) shall be deemed a voluntary dissolution, liquidation or winding up of the affairs of the Corporation.

          3.   Conversion.  The Preferred Stock shall be convertible as follows:
               ----------

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
     convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock determined by dividing $38.00, in the case of Series A Preferred, by the Conversion Price for such series in effect at the time of conversion, $45.00, in the case of the Series B Preferred, by the Conversion Price for such series in effect at the time of conversion and $50.00, in the case of the Series C Preferred, by the Conversion Price for such Series in effect at the time of conversion. The Conversion Price for the Series A Preferred shall initially be $3.80, the Conversion Price for the Series B Preferred shall initially be $4.50 and the Conversion Price for the Series C Preferred shall initially be $5.00 and, in each case, shall be adjusted and readjusted from time to time as provided in this Section 3. Certain capitalized terms used in this Section 3 have the meanings specified in paragraph (d) of this Section 3. Notwithstanding anything to the contrary contained herein, in no event shall the Company issue more than 3,535,664 shares (subject to proportionate adjustment for any stock dividend, stock split or similar change to the capital stock) of Common Stock upon the conversion of the Series A Preferred; provided that this limitation shall terminate and be of no further force and effect upon the approval of such termination by the stockholders of the Corporation.

          (b)  Automatic Conversion.  Public Offering.  At any time after June
               --------------------   ---------------
     6, 1999, so long as the Common Stock is actively traded on one or more national securities exchanges, each share of Series A Preferred, Series B Preferred and Series C Preferred, as the case may be, shall automatically be converted into Common Stock at the then effective Conversion Price applicable to such share of Preferred Stock on the date the average closing prices of the Common Stock over the 60 trading days immediately prior to such date as reported in the Wall Street Journal or another nationally recognized publication exceeds (x) $11.40 (as adjusted for any stock split, dividend,
                          -
     combination, recapitalization or the like with regard to such shares), in the case of the Series A Preferred, (y) $13.50 (as adjusted for any stock
                                          -
     split, dividend, combination, recapitalization or the like with regard to such shares), in the case of the Series B Preferred and (z) $15.00 (as
                                                              -
     adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares), in the case of the Series C Preferred. Each person who holds of record Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have been declared but unpaid prior to the time of the automatic conversion. Such dividends shall be paid to all such holders within 30 days of the automatic conversion.

          (c)  Mechanics of Conversion.  No fractional shares of Common Stock
               -----------------------
     shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price applicable to such share of Preferred Stock. Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock (or, in the case of automatic conversion of Preferred Stock pursuant to Section 3(b) hereof, before any holder of such Preferred Stock so converted shall be entitled to receive a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion), he shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Preferred Stock, the certificate or certificates representing such Preferred Stock, accompanied by written notice to the Corporation that he elects to convert all or a specified number of such shares (or, in the case of such automatic conversion, he is surrendering the same) and stating therein his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and, if less than the full number of shares of Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          Notwithstanding anything to the contrary contained herein, no conversion of Series B Preferred or Series C Preferred shall be effected under this Section 3 until the earlier of June 30, 1998 and the date on which the Corporation's Articles of Organization are amended to increase to 35,000,000 the number of authorized shares of Common Stock. In the event such approval to increase the authorized number of shares of Common Stock is not obtained by June 30, 1998, (i) the shares of Preferred Stock required to be redeemed by the
           -
Corporation pursuant to the first paragraph of Section 4 below shall cease to be convertible under this Section 3 (even if such redemption is postponed or waived pursuant to the third paragraph of Section 4) and (ii) all shares of Preferred
                                                   --
Stock not required to be redeemed pursuant to the first paragraph of Section 4 shall from such date be fully convertible in accordance with this Section 3.

          (d)  Adjustments to Conversion Price for Diluting Issues:
               ---------------------------------------------------

               (i)  Special Definitions.  For purposes of this Section 3(d), the
                    -------------------
     following definitions shall apply:

               (1)  "Options" shall mean rights, options or warrants to
                     -------
     subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

               (2)  "Original Issue Date" shall mean the date of filing of this
                     -------------------
     Certificate of Vote of Directors Establishing a Class or Series of Stock.

               (3)  "Convertible Securities" shall mean any evidences of
                     ----------------------
     indebtedness, shares (other than shares of Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

               (4)  "Additional Shares of Common Stock" shall mean all shares
                     ---------------------------------
     of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable:

                    (A)  upon conversion of Preferred Stock;

                    (B) upon exercise of Warrants issued by the Corporation to purchase 65,790 shares of Series B Preferred;

                    (C) upon exercise of Warrants issued by the Corporation to purchase 65,790 shares of Series C Preferred;

                    (D) shares of Common Stock issued to current or former officers, directors or employees of, or advisors or consultants to, the Corporation or any Subsidiary pursuant to a stock purchase or option plan or other employee stock incentive program or pursuant to an employment agreement, letter or arrangement;

                    (E) Securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended;

                    (F) as stock dividend or any other issuance covered by section (vi) below;

                    (G) pursuant to the Securities Issuance Agreement between the Corporation and Foothill Capital Corporation, dated as of September 4, 1997, including shares issuable upon exercise of the warrants issued pursuant thereto; or

                    (H) pursuant to any borrowings, direct or indirect, from financial institutions or other persons by the Company, provided that such
                                                             --------
     equity securities are, in the good faith judgment of the Board of Directors of the Corporation, ancillary to such borrowing.

             (ii)   No Adjustment of Conversion Price.  No adjustment in the
                    ---------------------------------
     number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price, in respect of the issuance of Additional Shares of Common Stock or otherwise, (i) unless the consideration per share (determined pursuant to
                 -
     Section 3(d)(v) hereof) for Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (ii) if prior to such
                                                         --
     issuance the Corporation receives written notice from the holders of a majority of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of such issuance.

             (iii)  Issue of Securities Deemed Issue of Additional Shares of
                    --------------------------------------------------------
     Common Stock.
     ------------

             (1)    Options and Convertible Securities. In the event the
                    ----------------------------------
     Corporation at any time or from time to time after the Original Issue Date shall issue, sell or grant any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale or grant or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to
     --------
     have been issued for purposes of adjusting the Conversion Price unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock is deemed to be issued:

                    (A) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are outstanding at such time;

                    (C) upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been fully exercised, the applicable Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration or termination, be recomputed as if:

                         (I) in the case of such Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Options, the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issue, sale or assumption of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                         (II)  in the case of Options for Convertible
     Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3(d)(v)) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised;

                    (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on
                                        -
     the original adjustment date or (ii) the applicable Conversion Price that
                                      --
     would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                    (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

              (iv)  Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
     Shares of Common Stock.  In the event the Corporation shall issue or be
     ----------------------
     deemed to issue Additional Shares of Common Stock for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue or sale in order to increase the number of shares of Common Stock into which the Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction (x) the
                                                                -
     numerator of which shall be (1) the number of shares of Common Stock
                                  -
     outstanding immediately prior to such issue or sale, plus (2) the number of
                                                                -
     shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price, and (y) the
                                                                    -
     denominator of which shall be (1) the number of shares of Common Stock
                                    -
     outstanding immediately prior to such issue plus (2) the number of such
                                                       -
     Additional Shares of Common Stock so issued, provided that the applicable
                                                  --------
     Conversion Price shall not be so reduced at such time of the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward shall aggregate $.01 or more.

               (v)  Determination of Consideration.  For purposes of this
                    ------------------------------
     Section 3(d), the consideration received (or deemed to be received) by the Corporation for the issue or sale of any Additional Shares of Common Stock (or any Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(1)) shall be computed as follows:

               (1)  Cash and Property:  The consideration per share received by
                    -----------------
     the Corporation for the issue or sale of Additional Shares of Common Stock shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such Additional Shares of Common Stock as determined in good faith by the Board of Directors.

               (2)  Options and Convertible Securities. The consideration per
                    ----------------------------------
     share deemed to be received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

               (x) the total amount, if any, actually received by the Corporation as consideration for the issue, sale, grant or assumption of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating to such Options or Convertible Securities without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (y) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi)   Adjustment for Stock Dividends, Distributions,
                      ----------------------------------------------
     Subdivisions, Combinations or Consolidation of Common Stock.
     -----------------------------------------------------------

               (1)    Stock Dividends, Distributions and Subdivisions.  In the
                      -----------------------------------------------
     event the Corporation shall declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock, or shall effect a subdivision of the outstanding Common Stock, into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), the applicable Conversion Price in effect immediately prior to such stock dividend, distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, distribution or subdivision, be proportionately decreased; provided, however, that (i) in the event such issuance is declared but not
     --------                 -
     effected, the applicable Conversion Price shall be readjusted as if such issuance was not declared, and (ii) no adjustment in the Conversion Price
                                     --
     shall be made in the event the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding Preferred Stock had been converted into Common Stock immediately prior to such event.

               (2)    Combinations or Consolidation of Common Stock.  In the
                      ---------------------------------------------
     event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii)   Adjustments for Consolidation, Merger, Sale of Assets,
                       ------------------------------------------------------
     Reorganization, Etc.  In the event the Corporation, after the Original
     --------------------
     Issue Date, (1) shall consolidate with or merge into any other corporation
                  -
     or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (2) shall permit any other
                                                 -
     corporation or entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (3) shall transfer all or
                                                     -
     substantially all of its properties or assets to any other corporation or entity, then, and in each such event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this
     Section 3(d)(vii), the holder of Preferred Stock, upon the conversion thereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had converted such Preferred Stock immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 3; provided, however, that the foregoing shall not apply to any transaction covered by the final paragraph of Section 2 hereof. Notwithstanding anything contained herein to the contrary, the Corporation will not effect any of the transactions described in clauses (1) through (3) above unless, prior to the consummation thereof, each corporation (other than the Corporation) which may be required to deliver any stock, securities, cash or property upon the conversion of Preferred Stock shall assume, by written instrument, a copy of which shall be delivered to each holder of Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or property as such holder may be entitled to receive upon such conversion.

               (viii)  Adjustments for Other Distributions.  In the event the
                       -----------------------------------
     Corporation at any time or from time to time makes, or fixes a record date for the determination of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Preferred Stock; provided, however, that (i) no such provision shall be
                          --------                 -
     made in the event such issuance is declared but not effected, and (ii) no
                                                                        --
     such provision shall be made in the event that the holders of Preferred Stock simultaneously receive a distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding Preferred Stock had been converted into Common Stock immediately prior to such event. The Corporation shall not distribute securities of the Corporation to holders of any series of Common Stock without effecting a proportional and equivalent distribution to the holders of all other series of Common Stock.

               (ix)  Adjustments for Reclassification, Exchange and
                     ----------------------------------------------
     Substitution.  If the Common Stock issuable upon the conversion of the
     ------------
     Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination or consolidation of shares, or merger, consolidation, asset sale or reorganization, provided for above), the applicable Conversion Prices of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such shares of Preferred Stock immediately before that change. No series of Common Stock shall be so changed into shares of any other class or classes of stock unless a proportional and equivalent change shall be made with respect to all other series of Common Stock.

          (e)  No Impairment.  The Corporation will not, through any
               -------------
     reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment. Without limiting the generality of the foregoing, (except as otherwise agreed to in writing by the holders of a majority of the outstanding Shares of Preferred Stock) the Corporation (i) will not permit
                                                             -
     the par value of any shares of stock at the time receivable upon the conversion of the Preferred Stock to exceed the applicable Conversion Price then in effect, (ii) will take all such action as may be necessary or
                      --
     appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Preferred Stock, and
     (iii) will not take any action which results in any adjustment of the
      ---
     applicable Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Articles of Organization and available for the purpose of issue upon such conversion.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
     adjustment or readjustment of the applicable Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the
                                                                    -
     consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to
              --
     be outstanding, and (iii) the applicable Conversion Price in effect
                          ---
     immediately prior to such issue or sale and as adjusted and readjusted on account thereof. The Corporation shall, upon the written request at any time of any holder of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) the applicable Conversion
                                                   -
     Price at the time in effect, and showing how it was calculated, and (ii)
                                                                          --
     the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (g)  Notices of Record Date.  In the event of any taking by the
               ----------------------
     Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h)  Common Stock Reserved.  Except as waived in writing by the
               ---------------------
     holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

          4.   Redemption.  Unless the stockholders of the Corporation shall
               ----------
have previously increased the authorized number of shares of Common Stock to at least 35,000,000 and the Corporation is in compliance with Section 3(h) above, on July 30, 1998, the Corporation shall redeem for cash out of any funds legally available therefor 40% of the Series A Preferred held by each holder of Series A Preferred on that date for a price of $38 per share of Series A Preferred (as appropriately adjusted for any stock dividend, stock split, recapitalization or consolidation) an amount equal to the amount of all unpaid dividends payable in accordance with Section 1 hereof on each share of Preferred Stock to be redeemed. The Corporation need not establish any sinking fund for the redemption of Preferred Stock.

          On or before June 30, 1998, the Corporation shall give written notice of (x) the increase in the authorized number of shares of Common Stock and
    -
compliance with Section 4(h) above or (y) its intention to redeem Series A
                                       -
Preferred as provided herein, to each holder of Preferred Stock, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and to specify the date of redemption and the number of shares to be redeemed. On or after the date of redemption unless postponed or waived as provided below, each holder of Series A Preferred shall surrender a certificate or certificates representing the number of shares of Preferred Stock to be redeemed as stated in the notice provided by the Corporation plus warrants for Series B Preferred exercisable for such number of shares of Series B Preferred and Warrants for Series C Preferred exercisable for such number of shares of Series C Preferred, in each case equal to 25% of the number of shares of Series A Preferred being redeemed. If less than all the shares represented by such certificates or warrants are to be redeemed, the Corporation shall forthwith issue a new certificate or warrant, of like tenor, for the unredeemed shares.

          Notwithstanding the foregoing, the holders of a majority of the Series A Preferred shall have the right to postpone the redemption date or waive (in whole, or in part on a pro rata basis) the obligation of the Corporation to redeem all or part of such 40% of the Series A Preferred, by written notice given to the Corporation at least ten (10) days prior to the scheduled redemption date. The Corporation shall not redeem the Series A Preferred of any holder of Series A Preferred until the scheduled redemption date, if any.

          For the purpose of determining whether funds are legally available for redemption of Series A Preferred as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on any redemption date funds of the Corporation legally available therefor shall be insufficient to redeem all the Series A Preferred required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series A Preferred. The redemption requirements provided hereby shall be continuous, so that if on any redemption date such requirements shall not be fully discharged, without further action by any holder of Series A Preferred funds legally available shall be applied therefor until such requirements are fully discharged.

          5.   Voting Rights.  Except as provided by law, (i) the holders of
               -------------                               -
Preferred Stock shall be entitled, on all matters submitted for a vote of the holders of shares of Common Stock to one vote for each whole share of Common Stock issuable as of the date of such vote upon the conversion of each share of Preferred Stock held, and (ii) on all such matters shall vote together as one
                           --
class with the holders of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock on such matters. In addition, the holders of Preferred Stock shall have the voting powers provided for by law and shall have the further voting powers provided for below:

          So long as HarbourVest Partners V - Direct Fund L.P. owns in excess of 50% of the outstanding shares of Series A Preferred, the holders of shares of Series A Preferred, voting as a separate series, shall be entitled to elect one director (the "Series A Preferred Director"). In the case of any vacancy in the office of a Series A Preferred Director, a successor shall be elected to hold office for the unexpired term of such Series A Preferred Director by the affirmative vote of the holders of a majority, voting as a class, of the shares of Series A Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for the purpose. Except as required by law, any Series A Preferred Director may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority, voting as a class, of the Series A Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose, and any such vacancy thereby created, shall be filled by the vote of the holders of a majority of the Series A Preferred represented at such meeting or in such consent, voting as a class. The rights of the Series A Preferred under this paragraph and the following paragraph shall terminate on the first date on which less than 92,105 shares of Series A Preferred (as appropriately adjusted for any stock dividend, stock split, recapitalization or consolidation) are outstanding.

          The consent of the holders of over 50% of the outstanding Preferred Stock, voting separately as a single class (each share of Preferred Stock having a vote equal to the number of whole shares of Common Stock issuable as of the date of such vote upon conversion of such share of Preferred Stock), in person or by proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

               (i) amend or repeal any provision of, or add any provision to, the Corporation's By-Laws or Restated Articles of Organization (other than changes which do not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to adversely affect the Preferred Stock;

               (ii) reclassify any Common Stock into shares having any preference or priority as to the payment of dividends or the distribution of assets superior to or on a parity with any such preference or priority of the Preferred Stock or having redemption rights (other than redemption rights solely at the option of the Company); or

               (iii) pay or declare any cash dividend or distribution on any shares of Common Stock or of any other security junior to the Preferred Stock or apply any of the Corporation's assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except (x) from
                                                                      -
     employees of the Corporation upon termination of employment or (y) Common
                                                                     -
     Stock issued to lenders or creditors of the Corporation which Common Stock was ancillary in accordance with the terms of the applicable credit agreements so long as such Common Stock was ancillary to the borrowing by the Corporation or (z) any transaction or series of transactions involving
                         -
     the redemption, retirement, purchase or acquisition in which the Corporation pays less than an aggregate of $500,000 per annum; or

               (iv) create or issue any other class or classes of stock or series of Preferred Stock, or increase the number of authorized Preferred Stock, in each case having any preference or priority superior to or on a parity with the Preferred Stock or which contain redemption provisions other than redemption rights solely at the option of the Corporation.